Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To,

Quality Industrial Corp. (QIND)

USA

We consent to the use, in the amendment no. 1 of registration statement on Form S-1/A, of Quality Industrial Corp. (QIND)(the “Company”), of our report dated September 15, 2023, on our audit of the financial statements of Quality Industrial Corp. (QIND)as of each of the two years ended June 30, 2023, and the related statements of operations, stockholders’ equity (deficit) and cash flows for each of the two years ended June 30, 2023.

For, Pipara & Co LLP (6841)

Place: Ahmedabad, India

Date: December 6, 2023

New York Office: 1270, Ave of Americas, Rockfeller Center, FL7, New York – 10020, USA	Corporate Office: “Pipara Corporate House” Near Bandhan Bank Ltd., Netaji Marg, Law Garden, Ahmedabad - 380006	Mumbai Office: #3, 13th floor, Tradelink, ‘E’ Wing, A - Block, Kamala Mills, Senapati Bapat Marg, Lower Parel, Mumbai - 400013	Delhi Office: 1602, Ambadeep Building, KG Marg, Connaught Place New Delhi- 110001	Contact: T: +1 (646) 387 - 2034 F: 91 79 40 370376 E: usa@pipara.com naman@pipara.com